Exhibit 99.4

Trinity Industries, Inc.
Analysts Conference Call
February 21, 2008
Comments by Steve Menzies

Thank you, Tim.  Good morning!

TrinityRail continued to perform well during the 4th quarter of 2007. Our shipments increased year over year, our order backlog increased from the 3rd quarter and our lease fleet grew continued to grow.

TrinityRail shipments increased 7.1% to 6,745 railcars compared to the 4th quarter 2006. For the year 2007, we shipped approximately 27, 370 railcars, an 8.5% increase compared to the prior year. We expect our production momentum to continue during the first half of 2008. Although, accurately forecasting exact timing of shipments is becoming more difficult given the current dynamics of the market. As Tim mentioned, we expect overall railcar demand to fluctuate throughout 2008. As a result, we are providing shipment information for the first six months as opposed to the first quarter. We believe these figures provide a more reliable estimate of shipment activity. At this time, we expect shipments totaling between 12,500 and 13,500 railcars during the first half of 2008.

A key component in our marketing strategy is ensuring railcars are available when our customers need them. Thus far, we have been very successful at anticipating the needs of our customers. Our flexibility and our ability to meet customer delivery requirements, often on short notice, are key competitive factors.

One of our goals is to retain the operating efficiencies we gained during the last few years. By keeping our production volumes stable, we should be able to accomplish this. Continued improvements in operating efficiencies, however, will only partially offset the downward pricing pressures we anticipate during 2008. We do expect our operating margins to decline amid a highly competitive environment.

With regard to the overall railcar market, industry railcar orders during the 4th quarter continued at a moderate pace. Approximately 24,100 railcar orders were placed industry wide during the 4th quarter and total year 2007 industry orders were approximately 54,300. Orders for the 4th quarter of 2007 were skewed upwards by long term, multi-year orders reported by other railcar manufacturers. At year end, the total industry backlog stood at approximately 76,700 compared to a backlog of 67,700 railcars at the end of the 3rd quarter. Trinity’s order backlog comprises 42% of the total industry backlog. Recent order inquiry levels indicate 1st quarter 2008 orders could be in line with 2007 order levels. Independent forecasts place 2008 railcar production in the low 50,000 railcar range which is consistent with the market inputs we review. We also believe, given today’s economic environment and North American fleet attrition rates that demand could continue at a similar rate through the 1st half of 2009. The replacement cycle for an aging North American railcar fleet will be a consistent driver for demand providing a theoretical floor to railcar production.

As you know, railcar demand shifts periodically from car type to car type and fluctuates from quarter to quarter. Order levels in the 4th quarter reflected steady demand for autoracks, multiple types of covered hoppers and tank cars, improving demand for coal cars and continued weak demand in select markets such as intermodal and box cars. More than 60% of the total railcar orders for the year were for covered hoppers and tank cars driven by growth in renewable fuels, improved grain export shipments and chemical loadings growth. The need to replace smaller, less efficient covered hoppers and tank cars has also boosted demand for these car types.

During the 4th quarter of 2007, TrinityRail received approximately 7,310 railcar orders. Many of these orders extend current production lines for a variety of railcars.  Specifically, we received orders from 3rd party leasing companies, railroads, industrial shippers and utilities for covered hoppers, coal cars, box cars, open top hoppers, flat cars, autoracks and tank cars. The diversity of our orders reflects the broad breadth of TrinityRail’s product line.  Total railcar orders for 2007 were approximately 23,370 or 43% of the total railcar market.

At the end of the 4th quarter, TrinityRail’s firm order backlog was approximately 31,870 railcars compared to approximately 31,300 at the end of the 3rd quarter 2007. Our strong order backlog, which extends through 2009, produces good visibility for our production plans. This visibility provides important benefits. It enables effective production planning, positions us to pursue additional operating efficiencies and allows us to retain our highly trained and skilled labor force. Our motivated work force is keenly focused on achieving further efficiencies, as well as, reducing production lead times. Our planned production for 2008 includes a number of open slots weighted toward the second half of the year. We have experienced some shifting of existing orders from 2008 to 2009 for railcars serving the renewable fuels market due to plant construction delays creating some voids in our 2008 production plans. We believe we have now firmed our production plans for renewable fuels orders for 2008 production.

We will continue to aggressively pursue additional orders which will extend existing production lines to maintain current production rates. Our flexibility will allow us to adjust production rates up or down as necessary. We are building railcars to hold for future sale to bridge or extend production continuity. Our broad product line, operating flexibility and ability to deliver railcars when our customers require them provides us a competitive advantage to secure orders and sustain production.

We are particularly pleased with the production growth and operating efficiencies of our Mexico facilities. During 2008, we expect to produce 35 to 40% of our total railcar deliveries in our Mexico plants. We have additional capacity in Mexico that we can use when necessary. We continue to invest resources in Mexico to expand our ability to manufacture additional railcar types which will further enhance our operating flexibility.

Our Railcar Leasing and Management Services Group continued to grow its railcar fleet during the 4th quarter.  TrinityRail shipped 1,695 new railcars to customers of our Leasing Company during the 4th quarter – all subject to firm, non-cancelable leases.  This represented about 25% of TrinityRail’s 4th quarter railcar shipments.

During the 4th quarter, we sold approximately 1,500 railcars from our lease fleet including 1,180 railcars to TRIP Holdings, the independent leasing company formed last summer. Sales from our lease fleet are an ordinary course of business to balance our portfolio, bundle with new railcar sales and to respond to specific customer requests. As a result of these 4th quarter sales and our fleet additions, our lease fleet grew to approximately 36,090 railcars compared to 30,550 at the end of 2006.

Overall demand for railcar leasing services continues to increase as evidenced by our strong leasing backlog. Trinity’s committed lease backlog as of December 31, 2007 was approximately 17,730 railcars or 56% of our total production backlog. We continue to see a long term trend for railroads and industrial producers to use their capital resources to acquire assets which are core to their businesses while relying on leasing for operating assets such as railcars.

The investment in our leasing business provides several benefits. It helps us to develop long term relationships with the end users of our railcars and provides an important distribution channel for our railcar manufacturing. Additionally, it brings efficiencies to our production planning and generates a significant, long-term, stable earnings stream.

Our lease fleet utilization remained at more than 99% at the end of the 2007.  The average age of the railcars in our lease fleet is 4.5 years and the average remaining lease term is approximately 5.5 years.  These two key operating metrics give support to our ability to maintain high fleet utilization. Our newer, highly productive railcars are less likely to be returned from lessees upon lease expiration during a market downturn. Customers typically return older, less efficient railcars as they downsize their fleets. Our high average remaining lease term provides a hedge against short term market downturns therefore mitigating some remarketing risks. Renewal rates have continued to increase as the railcars available for renewal were placed into service during a low lease rate environment in the 2002 to 2004 time period.

In summary, TrinityRail is well positioned to respond to the challenges of the market in the near term and the opportunities available in the long term. Our operating flexibility and product line have enabled us to meet shifting demand among various railcar types thereby building our strong railcar backlog. By sustaining current production levels we can retain our skilled labor force, realize further operating efficiencies and be ready for market recovery. We continue to commit considerable resources to meet the growing leasing needs of our customers. The growth of our leasing business has supported our production plans while enhancing Trinity’s long term financial stability. I am very pleased with the overall performance of TrinityRail and with the more than 7,000 men and women dedicated to achieving our goals.

I’ll now turn it over to Bill McWhirter.